SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2003

Exact name of Registrant as specified in its charter:	Central Parking Corporation

State or other jurisdiction of incorporation:	Tennessee

Commission File Number:	001-13950

IRS Employer Identification Number:	62-1052916

Address of principal executive offices:	2401 21st Avenue South
Suite 200
Nashville, TN 37212

Registrant’s telephone number, including area code:	(615) 297-4255

Former name or former address, if changed since last report:	Not applicable

ITEM 5. OTHER EVENTS

On March 4, 2003, the Registrant announced the completion of a new $350 million senior secured credit facility, consisting of a $175 million, five-year revolving facility and a $175 million, seven-year term loan.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS

Exhibit No. 99.1	Text of press release dated March 3, 2003

Exhibit No. 99.2	Conformed copy of Credit Agreement dated as of February 28, 2003 among Central Parking Corporation, et. al and Bank of America, N.A., et al.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation

/s/ WILLIAM J. VARESCHI, JR.

Date: March 4, 2003	By: William J. Vareschi, Jr. Vice Chairman, Chief Executive Officer and Acting Chief Financial Officer